Exhibit 10.37

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

THIS THIRD AMENDMENT TO EMPLOYMENT AGREEMENT, (this “Agreement”) is made as of March 6, 2008, by and among Cosmo La Forgia (“Executive”), VS Parent, Inc., a Delaware corporation, (“Parent”), Vitamin Shoppe Industries Inc., a Delaware corporation (the “Company”), and VS Holdings, Inc., a Delaware corporation (“Holdings”).

Reference is made to that certain Amendment to Employment Agreement by and between Executive, Parent, Company, and Holdings dated June 12, 2006, as amended by that certain Second Amendment to Employment Agreement dated December 28, 2007 (collectively, the “Employment Agreement”).

WHEREAS, the parties to this Agreement desire to amend the Employment Agreement as provided herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	The Employment Agreement is hereby amended as follows:

(a)	Section 2 is hereby amended and restated as follows:

2. Term. Subject to the terms and provisions of Section 3, the employment relationship between Executive and Company shall be “employment-at-will” and shall not be for any definite period of time and may be terminated by either Executive, or by Company, at any time and for any, or for no, reason. The provisions of this Agreement, including but not limited to the provisions of Section 3 hereof, shall be in effect through June 11, 2010 (the “Expiration Date”), after which this Agreement shall be of no further force or effect, other than the first sentence of this Section 2 and those provisions hereof that are stated to survive the termination or expiration hereof. Executive shall have the right to request that Company review the term of this Agreement and extend the term hereof for an additional year, provided that Company may, in its sole and absolute discretion, decline to do so. The first sentence of this Section 2 may be amended only by a written agreement signed by Executive and the Chief Executive Officer of Company.

(b)	Section 3(C)(i) is hereby amended and restated as follows:

(i) Pay the Executive his then base salary (“Base Salary”) from the date of the termination of the Executive’s employment through the date that is the earlier of (1) the Expiration Date, and (2) twelve (12) months following Executive’s termination; provided, however, if Executive’s employment is terminated hereunder prior to June 12, 2008, his Base Salary shall be paid through June 11, 2009. Such payments shall be payable under a fixed payment schedule on a weekly basis following the Executive’s termination in the same manner as the same was paid prior to Executive’s termination and shall be subject to all applicable federal and state withholding taxes.

(c)	Section 3(D)(i) is hereby amended and restated as follows:

(i) Pay to the Executive his Base Salary from the date of the termination through the date that is the earlier of (1) the Expiration Date, and (2) twelve (12) months following the Adverse Change in Status; provided, however, if Executive’s employment is terminated hereunder prior to June 12, 2008, his Base Salary shall be paid through June 11, 2009. Such payments shall be payable under a fixed payment schedule on a weekly basis following the Executive’s termination in the same manner as the same was paid prior to Executive’s termination and shall be subject to all applicable federal and state withholding taxes.

2.	Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Employment Agreement.

3.	This Agreement is an amendment to the Employment Agreement, and to the extent there is a discrepancy between this Agreement and the Employment Agreement, this Agreement shall control and supersede the Employment Agreement to the extent of such discrepancy. The Employment Agreement otherwise remains in full force and effect.

4.	This Agreement, the Employment Agreement (as amended by this Agreement), and those documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

/s/ Cosmo La Forgia
COSMO LA FORGIA

VS HOLDINGS, INC.

By:	/s/ Thomas Tolworthy
Name:	Thomas Tolworthy
Its:	Chief Executive Officer

VITAMIN SHOPPE INDUSTRIES INC.

By:	/s/ Thomas Tolworthy
Name:	Thomas Tolworthy
Its:	Chief Executive Officer

VS PARENT, INC.

By:	/s/ Thomas Tolworthy
Name:	Thomas Tolworthy
Its:	Chief Executive Officer